UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  June 7, 2011

CNB CORPORATION

Incorporated under the laws of South Carolina	Commission File No. 000-24523	I.R.S. Employer Identification No. 57-0792402

1400 Third Avenue, P.O. Box 320
Conway, South Carolina 29528
Telephone:  843-248-5271

       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
          CFR 240.14d-2(b))
[  ]     Pre-commencement  communications pursuant to Rule 13e-4(c) under the Exchange Act (17
          CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

       On June 7, 2011, The Conway National Bank, the Registrant's banking subsidiary (the "Bank"), entered into a formal written agreement with the Office of the Comptroller of the Currency (the "OCC") for the Bank to take various actions relating to operation of the Bank.  These actions include:

●	Creation of a committee of the Bank's Board of Directors to monitor compliance with the agreement and make quarterly reports to the Board of Directors and the OCC;
●	Review by the compliance committee of Board supervision of the Bank, and adoption of a written plan to address any deficiencies;
●	Review of and, as necessary, revision to the Bank's three-year strategic plan, and quarterly evaluation of the Bank's performance against the plan;
●	Review of and, as necessary, revision to the Bank's three-year capital program;
●	Review of and, as necessary, revision to the Bank's independent internal audit program;
●	Development, implementation of, and adherence to a written program to reduce credit risk and strengthen credit risk identification practices, and quarterly assessment of credit risk;
●

Protection of its interest in its criticized assets (those assets classified as "doubtful," "substandard," or "special mention" by internal or external loan review or examination), and review and, as necessary, revision to, its written program designed to eliminate the basis of the criticism, as well as restriction on further extensions of credit to borrowers whose loans are subject to criticism;

●

Obtaining current or updated independent appraisals on certain criticized loans in the amount of $500,000 or more that are secured by real property, and development and implementation of an independent review and analysis procedure to ensure that appraisals conform to required standards and regulations; and

●	Strengthening of liquidity risk management practices, and quarterly Board review of liquidity.

       Additionally, the Bank is required by the agreement to submit numerous periodic reports to the OCC regarding various aspects of the foregoing actions.

       The agreement resulted from the OCC's most recent examination of the Bank.  Over the past three years, the Bank has experienced an increase in criticized assets as the economy in the Bank's primary lending areas has come under increasing downward pressure.  The substantive actions called for by the agreement should strengthen the Bank and make it more efficient in the long-term.  Although implementation of the agreement will increase the Bank's administrative costs somewhat in the near term, the amount of such increase is not expected to be material to the Registrant.

SECTION 9 -  FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

10	Formal Agreement, dated June 7, 2011 between The Conway National Bank and the Office of the Comptroller of the Currency

SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CNB Corporation
(Registrant)

Date: June 10, 2011	By: /s/L. Ford Sanders, II
L. Ford Sanders, II
Executive Vice President, Chief Financial
Officer and Treasurer